AMMENDMENT TO EXPLORATION AND MINERAL OPTION AGREEMENT
Nevada Lode Mining Claims

THIS AMMENDMENT DATED, herein referred to as the **Ammendment,** dated November 30th, 2008, to the OPTION AGREEMENT, hereinafter referred to as the **Option**, made and entered into this 1st day of January, 2006 by and between **the Isaiah Capital Trust** hereinafter referred to as the **Optionor**, and **Nevada Gold Corp.** and it successors and assigns, hereinafter referred to as the **Optionee**.

WITNESSETH

In consideration for the goods and valuables stated in the **Amendment**, the receipt and adequacy of which is hereby acknowledged, and as agreed upon in this **Amendment**, the **Parties** amend the **Option** to include the additional properties described below. The **Optionor** hereby grants to the **Optionee** its successors and assigns, the exclusive right and option to explore for gold and other valuable mineral resources over agreed upon portions of this certain parcel of land, located in Elko County, Nevada, including the RMB claims (13 claims), the RIMRMB claims (12 claims) and the Hotcreek Claims (8 claims) totaling an additional 33 claims; the **Claims**. The claim location map is attached as "Exhibit B". The claim serial numbers are as follows.

Name of claim(s) or site(s):	BLM Serial No(s):	Elko County Index	No(s) Location:
RMB # 1 through 13	NMC0919522- 0919534	547494-547506	Sec. 17, T38N R48E
RIMRMB # 1 through 12	NMC0919535- 0919546	547507-547518	Sec. 18, T38N R48E
HCB # 1 through 8	NMC0920107- 0920114	548244-548251	Sec. 19 24, 25, & 30 T38N R48E

The following terms, provisions, and conditions are further amended to:

1. **OPTION PERIOD.** This option shall remain in effect from the date that this Option has been executed by the **Optionor** until the 1st **day** of January **2013**. This **Option** shall be exercised upon certified execution of the "**Option Agreement**" by both parties

2. **2009 PAYMENT.** The **Optionee** will pay the **Optionor** a sum of $100,000.00 (One Hundred Thousand Dollars) in cash or cash equivalent in stock of the company, to be decided by the optionor, due on January 1st, 2009.

3. **2010 PAYMENT.** The **Optionee** will pay the **Optionor** a sum of $150,000.00 (One Hundred and Fifty Thousand Dollars) in cash or cash equivalent in stock of the company, to be decided by the optionor, due on January 1st, 2010.

4. **2011 PAYMENT.** The **Optionee** will pay the **Optionor** a sum of $200,000.00 (Two Hundred and Fifty Thousand Dollars) in cash or cash equivalent in stock of the company, to be decided by the optionor, due on January 1st, 2011.

5. **2012 PAYMENT.** The **Optionee** will pay the **Optionor** a sum of $300,000.00 (Three Hundred Thousand Dollars) in cash or cash equivalent in stock of the company, to be decided by the optionor, due on January 1st, 2012

6. **2013 PAYMENT.** The **Optionee** will pay the **Optionor** a sum of $400,000.00 (Four Hundred Thousand Dollars) in cash or cash equivalent in stock of the company, to be decided by the optionor, due on January 1st, 2013.

7. **NET SMELTER RETURNS.** The **Optionee** and/or any third party the **Optionee** is involved with in exploring for and producing resources with on the

claims will make 3% annual payments of the NET SMELTER RETUNRS of all reserves and resources produced from the **Claims** to the **Optionor**.

8. **ADDITIONAL PRODUCTION REVENUE SHARING.** For each 100,000 ounces of gold equivalent resource established through exploration, there will be a $250,000 USD cash or shares equivalency bonus payment (the bonus) due by the **Optionee** to the **Optionor** six months after the resource is confirmed by a qualified independent party.

9. **ANNUAL BUREAU OF LAND MANAGEMENT (BLM) AND OTHER FILING FEES**. It is understood and intended that the **Optionee** is responsible for paying for and filing the annual BLM and other Claim related fees and Annual Intent to Hold.

10. **CONDITION OF PROPERTY.** The **Optionor** assures the **Optionee** that the **Claims** are in a condition that is regarded by the BLM to be satisfactory and is not in need of Land Management. If the **Optionee** finds the land in need of significant Land Management, it shall pay for and manage this work at its own expense.

    If the **Optionee's** sets forth to terminate the Option the **Optionee** shall leave the **Claims** in a condition that is satisfactory to the BLM. If levies or fines are issued to the **Optionor** due to the **Optionee** abandoning the **Claims** in an unsatisfactory condition, the **Optionee** will accept financial responsibility and pay for these levies and/or fines. The Optionor shall not transfer or encumber any interests on the **Claims** prior to closing. The **Optionor** shall keep the **Claims** in their current condition until closing and shall prevent and refrain from any use of the **Claims**, for any purpose or in any manner, that would diminish its value or adversely affect the **Optionee's** intended use of the **Claims**.

    In the event of any adverse change in the condition of the **Claims**, whether said change is caused by **Optionor** or by forces beyond **Optionor's** control, the

Optionee may elect to a) refuse to accept the **Claims**; b) accept the **Claims**, or a portion thereof, in which case there may be an equitable adjustment of the Option based on a change in circumstances; or c) require restoration of the **Option** to it condition at the time this **Option** was granted.

11. **REMEDIES.** In addition to any other remedy specifically set forth in this **Option**, the **Optionor** has the right to enforce the provisions of this **Option** through an action for specific performance, injunctive relief, damages, contribution or any other available proceedings in law or equity. The election of any one remedy available under this **Option** shall not constitute a waiver of any other available remedies.

12. **BINDING EFFECT.** This **Option** becomes effective when signed by both the **Optionee** and **Optionor** and shall then apply to and bind the **Optionor** and **Optionor's** heirs, executors, administrators, successors and assigns.

13. **COMPLETE AGREEMENT.** This **Option** constitutes the sole and complete agreement between the parties and cannot be changed except by written agreement by both Parties. **Nevada Gold Corp.** is dedicated to fully exploring for minerals and resources of value and bringing that value to full merit for **Nevada Gold Corp.** and the **Isaiah Capital Trust**.

14. **NO WAIVER.** No provision of the **Option** shall be deemed amended or waived unless such amendment or waiver is set forth in a writing signed by the **Optionor and the Optionee**. No act or failure to act by the **Optionor** shall be deemed a waiver of its rights hereunder, and no waiver in any one circumstance or of any one provision shall be deemed a waiver in other circumstances or of other provisions.

15. **ASSIGNMENT.** The **Optionee** has the right to assign this **Option**. In the event of such assignment, the assignee will have all the rights, powers and privileges and duties held by the **Optionee** pursuant to this **Option**.

16. **TERMINATION.** The **Optionee** may terminate the agreement at a minimum of 60 (sixty) days notice before the day on which the **Annual Payment** is scheduled to be made.

17. **EXPLORATION PROGRAM.** The **Optionee** shall impliment a work program in year one of the **Option** as outlined herein **'Exhibit B-1"**. If the **Optionee** is satisfied that the work program outlined in **"Exhibit B-1"** has produced results that merit further development, the **Optionee** will commence with the second phase of exploration in year two as outlined herein "**Exhibit B-2**."

18. **EXPIRATION AND RENEWAL**– On the 5th Anniversary of this option agreement the agreement automatically renews with the option price set at $500,000 p.a with an annual increase of 10%. The optioner shall have the right to renegotiate the annual payments if the property moves from exploration into development.

IN TESTIMONY THEREOF, the parties have hereunto set their hands and seals, or if corporate have caused this instrument to be executed in their corporate names by their duly authorized representatives as of the dates indicated below.

For the **Isaiah Capital Trust**

By: ________________________

Nevada Gold Corp.

By: ________________________

Name: ________________________

Director

PROVINCE OF ________________ **CITY OF** ________________